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                                                                    EXHIBIT 99.7

CLASS 6 MASTER BALLOT -- OLD STOCK INTERESTS


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIAL MAILED PREVIOUSLY


                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re:
                                         CHAPTER 11
PAGING NETWORK, INC., et al.,            Case No.     (  )
       Debtors,                          Jointly Administered


                  MASTER BALLOT FOR ACCEPTING OR REJECTING THE
               PREPACKAGED PLAN OF REORGANIZATION TO BE FILED BY
            PAGING NETWORK, INC., A DELAWARE CORPORATION AND CERTAIN
                  OF ITS OPERATING SUBSIDIARIES IN THE EVENT A
                  CHAPTER 11 CASE IS COMMENCED ON THEIR BEHALF

PAGING NETWORK, INC. COMMON STOCK                    CUSIP NO. ---------------

                        RECORD DATE:             , 2000

    VOTING DEADLINE: 12:00 MIDNIGHT, NEW YORK CITY TIME, ON           , 2000

     THE MASTER BALLOT IS TO BE USED BY BROKERS, BANKS, PROXY INTERMEDIARIES OR OTHER NOMINEES FOR VOTING ON BEHALF OF BENEFICIAL OWNERS OR REGISTERED HOLDERS
WHO ARE BENEFICIAL OWNERS OF THE COMMON STOCK (CUSIP NO.      ) ISSUED BY PAGING
NETWORK, INC., A DELAWARE CORPORATION. PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS MASTER BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF INNISFREE M&A INCORPORATED (THE "INFORMATION AGENT") HAS NOT RECEIVED THE MASTER BALLOT BY 12:00 MIDNIGHT, NEW
YORK CITY TIME, ON           , 2000, UNLESS THIS DATE IS EXTENDED BY THE COMPANY
(THE "VOTING DEADLINE"), THE MASTER BALLOT WILL NOT BE COUNTED.

     Paging Network, Inc. and its designated operating subsidiaries (the "Company") is soliciting votes with respect to the joint prepackaged plan of reorganization (the "Prepackaged Plan") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") referred to, described in, and
attached as Annex C to the Prospectus dated             , 2000 that may be filed
on behalf of the Company. This Master Ballot is to be used by brokers, banks, proxy intermediaries or other nominees for voting to accept or reject the Prepackaged Plan on behalf of beneficial owners of PageNet's common stock (the "Common Stock"). Interests with respect to PageNet's Common Stock are classified as Class 6 Interests under the Prepackaged Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed them in the Prepackaged Plan.
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     Although the Company is soliciting votes to accept or reject the
Prepackaged Plan, the Company has not commenced a chapter 11 case. As discussed in the Prospectus, in the event that less than 97.5% of PageNet's senior subordinated notes are validly tendered in the exchange offer, the Company may seek to implement its exchange offer and related restructuring transactions pursuant to the Prepackaged Plan. Accordingly, the Company is seeking the votes of the beneficial owners of the Common Stock to accept or reject the Prepackaged Plan.

     In the event that the Company seeks to implement the exchange offer and related restructuring transactions through the Prepackaged Plan, the Prepackaged Plan can be confirmed (approved) by the Bankruptcy Court if it is accepted by holders of two-thirds of the shares of Common Stock that vote on the Prepackaged Plan and if it otherwise satisfies the requirements of Section 1129(a) of the Bankruptcy Code.


     TO HAVE YOUR VOTE COUNTED, THIS MASTER BALLOT MUST BE COMPLETED AND RETURNED SO THAT IT IS RECEIVED BY THE INFORMATION AGENT, INNISFREE M&A INCORPORATED, TELEPHONE NUMBER (212) 750-5833 BY 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON THE             , 2000 VOTING DEADLINE (AS THE SAME MAY BE EXTENDED BY
THE COMPANY) AT THE FOLLOWING ADDRESS:


                           INNISFREE M&A INCORPORATED
                         501 MADISON AVENUE, 20TH FLOOR
                            NEW YORK, NEW YORK 10022
                        ATTN: PAGENET BALLOT TABULATION

     The Company reserves the right to amend the Prepackaged Plan before or after the date a chapter 11 case is commenced. Amendments to the Prepackaged Plan that do not materially and adversely affect the treatment of holders of the Common Stock may be approved by the bankruptcy court at a hearing on confirmation without the necessity of resoliciting votes of such holders. If resolicitation is required, the Company will furnish new Ballots and/or Master Ballots to be used to accept or reject the Prepackaged Plan, as amended.

     PLEASE READ THE ATTACHED INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT BEFORE COMPLETING THE MASTER BALLOT:

ITEM 1. CERTIFICATE OF AUTHORITY TO VOTE. The undersigned certifies that as of
        the                , 2000 record date, the undersigned (please check
        applicable box):

     [ ] Is a broker, bank or other nominee for the beneficial owners of the aggregate shares of Common Stock listed in Item 2 below, or

     [ ] Is acting under a power of attorney and/or agency (a copy of which will be provided upon request) granted by a broker, bank or other nominee that is the registered holder of the aggregate shares of Common Stock listed in Item 2 below, or,


     [ ] Has been granted a proxy (an original of which is attached hereto) from a broker, bank or other nominee, or a beneficial owner, that is the registered holder of the shares of Common Stock listed in Item 2 below.


     and accordingly, has full power and authority to vote to accept or reject the Prepackaged Plan on behalf of the beneficial owners of the shares of Common Stock described in Item 2 below.

ITEM 2. CLASS 6 (OLD STOCK INTERESTS) VOTE. The undersigned certifies that beneficial owners of the following shares of Common Stock have delivered to the undersigned Ballots casting such votes on the Prepackaged Plan. Please attach additional sheets of paper if necessary. (Please Note: each

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beneficial owner must vote all of his, her or its shares of Common Stock either to accept or reject the Prepackaged Plan, and may not split such vote.)


-------------------------------------------------------------------------------------------
                   NUMBER OF SHARES OF PAGING NETWORK, INC. COMMON STOCK
-------------------------------------------------------------------------------------------
       TO ACCEPT THE PREPACKAGED PLAN                TO REJECT THE PREPACKAGED PLAN
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------


ITEM 3.By signing and returning this Master Ballot, the undersigned certifies that each beneficial owner of shares of Common Stock listed in Item 2, above, whose votes are being transmitted by this Master Ballot has been provided with a copy of the Ballot and the Prospectus.

ITEM 4. By signing and returning this Master Ballot, the undersigned certifies that each beneficial owner of shares of Common Stock listed in Item 2, above, has been provided with a copy of the Prospectus, including the Annexes thereto and acknowledges that the solicitation of votes is subject to all terms and conditions set forth in the Prospectus.

        Name of Broker, Bank, Proxy Intermediary
        or Other Nominee:
       -------------------------------------------------------------------------

        Name of Proxy Holder or Agent for Broker, Bank,
        Proxy Intermediary, or Other Nominee (if applicable):
       ---------------------------------------------------

        Social Security or Federal Tax I.D. No.:
       --------------------------------------------------------------------

        Signature: X
       -------------------------------------------------------------------------

        By:
       -------------------------------------------------------------------------

        Title:
       -------------------------------------------------------------------------

        Address:
       -------------------------------------------------------------------------

        Telephone Number: (       )

 -------------------------------------------------------------------------------

        Facsimile Number: (       )

--------------------------------------------------------------------------------

        Date Completed:
       -------------------------------------------------------------------------

     THIS MASTER BALLOT MUST BE RECEIVED BY THE INFORMATION AGENT, INNISFREE M&A INCORPORATED, AT THE ADDRESS LISTED BELOW, BY 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON                , 2000, UNLESS EXTENDED BY THE COMPANY, OR THE VOTES
TRANSMITTED HEREBY WILL NOT BE COUNTED.

                           INNISFREE M&A INCORPORATED
                         501 MADISON AVENUE, 20TH FLOOR
                            NEW YORK, NEW YORK 10022
                        ATTN: PAGENET BALLOT TABULATION

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      INSTRUCTIONS TO BROKERAGE FIRMS/BANKS/PROXY INTERMEDIARIES/NOMINEES

     The Company is soliciting the votes of your customers who are beneficial
owners of the Common Stock of Paging Network, Inc. as of the               ,
2000 record date with respect to the Prepackaged Plan referred to in the Prospectus. By signing this Master Ballot, the signer certifies that each beneficial owner whose votes are being transmitted by this Master Ballot has been provided a copy of the Prospectus and the Prepackaged Plan.


     To have the vote of your customers count, you must first have delivered to each such customer a Ballot and a copy of the Prepackaged Plan and the Prospectus. If you have elected not to send prevalidated Ballots to your customers, then you must instruct your customers to complete the Ballots and return them to you. You must (a) retain such Ballots in your files and transfer the requested information from each such Ballot onto the attached Master Ballot,
(b) complete and execute the Master Ballot, and (c) ARRANGE FOR DELIVERY AS SET FORTH BELOW OF THE ORIGINAL MASTER BALLOT TO THE INFORMATION AGENT, INNISFREE M&A INCORPORATED, AT THE ADDRESS AND TELEPHONE LISTED BELOW:


                           INNISFREE M&A INCORPORATED
                         501 MADISON AVENUE, 20TH FLOOR
                            NEW YORK, NEW YORK 10022

               BANKS SHOULD CALL LLOYD LEFCOURT AT (212) 750-7419


              BROKERS SHOULD CALL FRANK LENTINI AT (212) 750-7946


INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT:

     To complete the Master Ballot, follow these instructions:

          (a) Check the appropriate box in Item 1 of the Master Ballot.


          (b) Indicate in Item 2 the votes to accept or reject the Prepackaged Plan transmitted to you by the beneficial owners. To identify such beneficial owners without disclosing their names, please use the customer account number assigned by you to each such beneficial owner, or if no such customer account number exists, please assign a number to each account (making sure to retain a separate list of each beneficial owner and the assigned number). IMPORTANT: BENEFICIAL OWNERS MAY NOT SPLIT THEIR VOTES. EACH BENEFICIAL OWNER MUST VOTE ALL OF HIS, HER OR ITS COMMON STOCK EITHER TO ACCEPT OR REJECT THE PREPACKAGED PLAN. IF ANY BENEFICIAL OWNER HAS ATTEMPTED TO SPLIT SUCH VOTE, PLEASE CONTACT INNISFREE M&A INCORPORATED AT ONE OF THE NUMBERS LISTED ABOVE. Any Ballot or Master Ballot which is validly executed but which does not indicate acceptance or rejection of the Prepackaged Plan by the indicated beneficial owner or which impermissibly attempts to split a vote will not be counted.


          (c) SIGN and date the Master Ballot and provide the remaining information requested. If you are signing the Master Ballot on behalf of another entity, state your relationship or title with respect to such entity, and provide proof of authorization to so sign. Print your name and mailing address if no preprinted address appears on the Master Ballot, or if the preprinted address is incorrect.

     FOR YOUR CUSTOMERS' VOTES TO COUNT, YOUR MASTER BALLOT MUST BE RECEIVED BY THE INFORMATION AGENT ON OR BEFORE THE VOTING DEADLINE (12:00 MIDNIGHT, NEW YORK
CITY TIME, ON             , 2000) UNLESS EXTENDED BY THE COMPANY. PLEASE ADVISE
YOUR CUSTOMERS TO RETURN THEIR BALLOTS TO YOU IN TIME TO PREPARE THE MASTER BALLOT AND DELIVER IT TO THE INFORMATION AGENT. YOU MUST RETURN YOUR MASTER BALLOT(S) TO THE INFORMATION AGENT BY MAIL, OVERNIGHT DELIVERY OR HAND DELIVERY IN SUFFICIENT TIME SO THAT THEY ARE RECEIVED PRIOR TO THE VOTING DEADLINE. VOTES NOT RECEIVED BY THE VOTING DEADLINE WILL NOT BE COUNTED UNLESS SUCH VOTING DEADLINE IS EXTENDED BY THE COMPANY. ANY BALLOT WHICH IS EXECUTED BUT WHICH DOES
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NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PREPACKAGED PLAN WILL
NOT BE COUNTED.

     No Ballot or Master Ballot shall constitute or be deemed proof of claim or equity interest or an assertion of a claim or equity interest.

     No fees or commissions or other remuneration will be payable to any broker, dealer or other person for soliciting Ballots in accepting the Prepackaged Plan. The Company will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Ballots and other enclosed materials to your clients. The Company will also pay all transfer taxes, if any, applicable to the transfer and exchange of your securities pursuant to and following confirmation of the Prepackaged Plan.

     IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED A BALLOT OR ADDITIONAL COPIES OF THE PROSPECTUS OR OTHER ENCLOSED MATERIAL, INCLUDING THE PREPACKAGED PLAN, PLEASE CALL:

                           INNISFREE M&A INCORPORATED
                         501 MADISON AVENUE, 20TH FLOOR
                            NEW YORK, NEW YORK 10022
               BANKS SHOULD CALL LLOYD LEFCOURT AT (212) 750-7419
              BROKERS SHOULD CALL FRANK LENTINI AT (212) 750-7946

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